UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MEI PHARMA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Vote by Internet
• Go to www.envisionreports.com/MEIP
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

MEI Pharma, Inc. Annual Stockholders Meeting to be Held on December 3, 2014

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report on Form 10-K are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/MEIP to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before November 21, 2014 to facilitate timely delivery.

01WTHC

MEI Pharma, Inc. Stockholder Meeting Notice & Admission Ticket

The annual meeting of MEI Pharma, Inc.’s stockholders will be held on Wednesday, December 3, 2014 at the offices of Morgan, Lewis & Bockius LLP, One Market, Spear Street Tower, San Francisco, CA 94105-1596 at 10:00 a.m. Pacific time. Upon arrival, please present this admission ticket and photo identification at the registration desk.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of Directors

•	Leah Rush Cann

•	Daniel P. Gold, Ph.D.

•	Kevan E. Clemens, Ph.D.

2.	To approve the Amended and Restated MEI Pharma, Inc. 2008 Stock Omnibus Equity Compensation Plan (the “2008 Equity Plan”) to increase the number of shares of common stock that may be subject to awards, increase the number of shares with respect to which grants may be made to any individual during any calendar year or performance period, increase the maximum term of equity based awards from five years to ten years, extend the term of the plan to December 3, 2024 and make other changes to plan terms included in the plan document.

3.	Ratification of appointment of BDO USA, LLP, as MEI Pharma, Inc.’s independent registered public accounting firm for the fiscal year ending June 30, 2015.

4.	To approve on an advisory basis, the compensation of the Company’s named executive officers (Say-on-Pay vote).

Note: Such other business as may properly come before the meeting or any adjournment thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the MEI Pharma, Inc. Annual Meeting

From the North Bay:

From the Golden Gate Bridge, take the Downtown/Lombard Street exit, turn right on Van Ness, left on Bush, right on Davis, left on Market street and right on Spear street. The building’s parking garage is located on the left side of the street, approximately 350 yards from the corner of Market and Spear.

From the East Bay

From I-80 West across the Bay Bridge, take the first Exit after crossing Fremont Street and follow to Market Street. At Market Street make a Right turn and follow until Spear street. Make a right turn on Spear street and the building’s parking garage is located on the left side of the street, approximately 350 yards from the corner of Market and Spear.

From the Peninsula

From 101 North, take 280 toward the Port of San Francisco to end of freeway (King street), left on Third, right on Market Street and right on Spear (alternately, 101 North to the Van Ness exit, right on Mission, left on Main Street, right on Market and right on Spear street. The building’s parking garage is located on the left side of the street, approximately 350 yards from the corner of Market and Spear.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
g

Internet – Go to www.envisionreports.com/MEIP. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g

Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g

Email – Send email to investorvote@computershare.com with “Proxy Materials MEI Pharma, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by November 21, 2014.

01WTHC